UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2012

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Performance Award Agreements

In order to incentivize certain members of the senior management (collectively, the "Grantees") of the Company and its subsidiaries to continue to contribute to the Company’s growth and success, the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company, pursuant to the Alterra Capital Holdings Limited 2008 Stock Incentive Plan (formerly known as the Max Capital Group Ltd. 2008 Stock Incentive Plan, the "2008 Plan") and the Alterra Capital Holdings Limited Amended and Restated 2006 Equity Incentive Plan, as amended (formerly known as the Harbor Point Limited Amended and Restated 2006 Equity Incentive Plan, the "2006 Plan" and together with the 2008 Plan, the "Plans"), approved a form of award agreement for restricted stock and restricted stock units awards that vest subject to the achievement of certain performance criteria (collectively, the "Performance Award Agreement"). The Performance Award Agreements were used in connection with awards made to named executive officers in March 2012.

In general, restrictions applicable to grants ("Grants") made pursuant to the Performance Award Agreement will lapse on the third anniversary of the date of Grant (the "Vesting Date"), with respect to such portion or multiple (between 0% and 200%) of the target restricted share or restricted share units ("Target Award") subject to the award as determined in accordance with the performance-vesting criteria set forth in the applicable form of Performance Award Agreements attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, subject to the Grantee’s continuous service with the Company or any of its subsidiaries until the Vesting Date. If the Grantee’s service is terminated prior to the Vesting Date, the Grant shall automatically be forfeited without consideration, unless otherwise provided below.

The Target Award will fully vest upon the Grantee’s death or disability. If the Grantee’s employment is terminated without "Cause" by the Company or for "Good Reason" by the Grantee other than during the 12 months following a change in control, the Grants will continue to vest in accordance with their original schedule, subject to the achievement of the performance vesting criteria set forth in the Performance Award Agreement as if the Grantee had remained in continuous service with the Company or any of its subsidiaries until the Vesting Date. If the Grantee’s employment is terminated without "Cause" by the Company or for "Good Reason" by the Grantee during the 12 months following a change in control, 200% of the Target Award will vest upon such termination.

Except for employees based in the United Kingdom, in the event that a Grantee retires, the Compensation Committee may permit the Grants to continue to vest in accordance with their original schedule, subject to the achievement of the performance vesting criteria set forth in the Performance Award Agreement as if the Grantee had remained in continuous service with the Company or any of its subsidiaries until the Vesting Date, so long as (i) the Grantee is at least age 55 with 5 years of continuous service immediately prior to his termination date, and (ii) during the period following retirement and prior to the Vesting Date, the Grantee does not enter into any employment, consulting, service or similar arrangement or accept any directorship that has not been pre-approved by the Compensation Committee. In the event that the Compensation Committee does not approve the continued vesting or so approves the continued vesting and the Grantee does enter into any such arrangement or accepts any unapproved directorship, the Grants shall be immediately forfeited.

If a Grantee’s work permit is not renewed, provided that such renewal is not directly or indirectly related to any actions or omissions taken by the Grantee, 100% of the Target Award will fully vest. With respect to all other terminations (voluntary and for "Cause"), all unvested Grants will immediately terminate and be forfeited.

Each Grantee will enter into a Performance Award Agreement evidencing his Grant. The foregoing description of the Performance Award Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to a form of the Performance Award Agreement, a copy of which is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Performance Award Agreement under 2006 Equity Incentive Plan.

10.2 Form of Performance Award Agreement under 2008 Stock Incentive Plan.

10.3 Form of Performance Award Agreement for employees in the United Kingdom under 2008 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

April 13, 2012	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Award Agreement under 2006 Equity Incentive Plan.
10.2	Form of Performance Award Agreement under 2008 Stock Incentive Plan.
10.3	Form of Performance Award Agreement for employees in the United Kingdom under 2008 Stock Incentive Plan.